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Exhibit 99.1

         CONTACT:

James C. Christodoulou
Chief Financial Officer
General Maritime Corporation
(212) 763-5614

General Maritime Corporation Announces Proposed
Private Placement of Senior Notes

        New York, New York—March 3, 2003—General Maritime Corporation (NYSE: GMR) today announced that it is proposing to offer $250 million of Senior Notes through an institutional private placement. The Company intends to apply the proceeds of the offering against senior bank borrowings to be incurred in connection with the Company's previously announced planned acquisition of 19 tankers from Metrostar Management Corporation.

        This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the Senior Notes.

        The Senior Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and are being offered for resale only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the Senior Notes may not be offered or sold in the United States except pursuant to an exemption from registration requirements of the Securities Act and applicable state securities laws.

About General Maritime Corporation

        General Maritime Corporation is a provider of international seaborne crude oil transportation services principally within the Atlantic basin.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

        This press release contains "forward looking statements" regarding the expected amount of our proposed private placement and completion of our acquisition of additional tankers. These statements are subject to a number of risks and uncertainties that could cause these statements to be incorrect or actual results to differ materially. These risks and uncertainties include changing market conditions in the tanker industry, market conditions for debt securities generally, securities issued by companies in the tanker industry and our debt securities specifically, the ability of the seller and our ability to complete the sale and purchase of the tankers, and other factors described in our periodic reports filed with the Securities and Exchange Commission.

QuickLinks

  Exhibit 99.1
General Maritime Corporation Announces Proposed Private Placement of Senior Notes
About General Maritime Corporation
"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995